UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2009

ONYX CHINA INC.

(Exact name of registrant as specified in charter)

Nevada	333-149000	98-0557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1950 – 777 8th Ave S.W. Calgary, Alberta, Canada	T2P 3R5
(Address of principal executive offices)	(Zip Code)

(780) 669-0936

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.  Departure of Certain Officers Appointment of Certain Officers.

On May 22, 2009, Onyx China Inc. (the “Company”) received a notice of resignation from Dmitry Lyakutin as President of the Company.  Mr. Lyakutin’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.  Mr. Lyakutin remains in his other positions with the Company including on our board of directors.

On May 22, 2009, the Company appointed Shane Broesky as its new President.  Mr. Broesky has an extensive business background that includes management positions in a number of private corporations involved in sales, computers and public relations.  From June 2004 to October 2005, he served as the Assistant Call Center Manager for Teleperformance USA, a contact center management company.  During January 2006 to October 2008, Mr. Broesky was the Vice President of Operations at Surf Communications Inc., an outdoor advertising company, and the Operations Manager at Body Billboards, a promotional products company.  Currently, Mr. Broesky is the President of Choice Capital Investments Inc., an investment firm specializing in the oil and natural gas industry.  Additionally, Mr. Broesky is the President and Co-Founder of The Choice Club, an entrepreneurial organization based in Edmonton, Alberta, Canada.

Mr. Broesky will serve as our President until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between him and any other person pursuant to which he was selected as an officer.  There are no family relationship between Mr. Broesky and any of our officers or directors.  Mr. Broesky is currently a director of Nitro Petroleum Inc., a company engaged in the acquisition, exploitation and development of oil and natural gas properties in the United States.  Mr. Broesky has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Item 8.01.  Other Events.

On May 4, 2009, the Company filed a Certificate of Amendment with the Secretary of State of Nevada, with an effective date of May 21, 2009, effecting the following corporate changes:

(1)	changing the Company’s name to Lux Energy Corp.;
(2)	increasing the authorized share capital of the Company to 250,000,000 common shares, $0.001 par value; and
(3)	effecting a 5 for 1 forward-split of the Company’s issued and outstanding common shares.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

The name change, share capital increase and forward split were approved by a majority of the Company’s shareholders on May 4, 2009.

The forward split of the Company’s issued and outstanding common shares is payable upon surrender of existing certificates to the Company’s transfer agent.

Effective May 22, 2009, the Company will begin to trade on the Over the Counter Bulleting under the new ticker symbol “LUXE”, which reflects the name change and forward split.

Also, the Company has changed the location of their principal offices to:  Suite 1950 – 777 8th Ave S.W.

Calgary, Alberta, Canada T2P 3R5.  The Company’s new telephone number is (780) 669-0936.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX CHINA, INC.

Date: May 22, 2009	By:	/s/ Dmitry Lyakutin
Dmitry Lyakutin, C.E.O.

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